                                                 Exhibit 5



                     SOUTH CAROLINA ELECTRIC & GAS COMPANY
                               1426 Main Street
                        Columbia, South Carolina  29201






                                  March 3, 1995



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Gentlemen:

     I refer to the proposed issue and sale from time to time in one or more series of up to $200,000,000 principal amount of First Mortgage Bonds (the "Bonds") by South Carolina Electric & Gas Company (the "Company"), with respect to which the Company proposes to file a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Rule 415 thereof.

     In connection therewith, I have examined (a) the proposed Registration Statement, dated March 3, 1995 (the "Registration Statement"), to which this opinion is attached as an exhibit; (b) the Indenture of Mortgage, dated as of January 1, 1945, made by South Carolina Power Company to Central Hanover Bank and Trust Company (now Chemical Bank), as trustee, as supplemented by three supplemental indentures thereto executed by South Carolina Power Company and by forty-nine supplemental indentures thereto executed by the Company (the "Class A Mortgage"); (c) the Indenture dated as of April 1, 1993 between the Company and NationsBank of Georgia, National Association, as trustee, as supplemented by two supplemental indentures thereto executed by the Company (the "Mortgage"); and (d) such other corporate documents, proceedings and matters of law as I have considered necessary.

     Based on the foregoing, I am of the opinion that, with respect to the Bonds of each series, when (a) the Registration Statement, and any amendments thereto, have become effective under the Securities Act of 1933, as amended, (b) the Mortgage has been qualified under the Trust Indenture Act of 1939, as amended, (c) an appropriate order relating to such Bonds has been obtained from The Public Service Commission of South Carolina, (d) the Board of Directors of the Company has authorized the issuance and sale of the Bonds of such series, (e) a prospectus supplement relating to such series has been filed with, or mailed for filing to, the Securities and Exchange Commission and (f) the Bonds of such series have been duly executed, authenticated, issued and delivered in accordance with the Mortgage and the corporate and governmental authorizations aforesaid, the Bonds of such series will be duly authorized and will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits and security of the Mortgage.

    I hereby consent to filing of this opinion with the Registration Statement and to the use of my name under the caption "Experts" included therein.

                                    Sincerely,


                                    s/Asbury H. Gibbes
                                    Asbury H. Gibbes
                                    General Counsel
                                    SCANA Corporation


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